Exhibit 99(a)(1)(B)

Letter of Transmittal To Tender Shares of Common Stock

of

CREDIT SUISSE PARK VIEW BDC, INC.

at $8.79 Per Share in Cash Pursuant to the Offer to Purchase dated September 1, 2016 by

Credit Suisse Park View BDC, Inc.

You are hereby authorized and instructed to deliver, as set forth below, a check or wire representing a cash payment for shares of common stock, par value $0.01 per share, of Credit Suisse Park View BDC, Inc. (the “Company”) (collectively, the “Shares”) tendered pursuant to this Letter of Transmittal, at a price of $8.79 per share, in cash without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 1, 2016 (as it may be amended or supplemented from time to time, the “Offer to Purchase” and, together with this Letter of Transmittal, as it may be amended or supplemented from time to time, the “Offer”).

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON THURSDAY, SEPTEMBER 29, 2016, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

Mail or deliver this Letter of Transmittal to:

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042

If delivering by hand, express mail, courier

or any other expedited service:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

Pursuant to the offer of the Company to purchase 1,353,988 outstanding Shares, the undersigned surrenders all Shares held by the undersigned.

Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) as registered for book-entry)

☐ Check this box if you prefer to receive payment for your Shares by wire transfer, and please provide full details as following:	☐ Check this box if you prefer to receive payment for your Shares by check and, please provide full details as following:
Wire Transfer Information	Check Information

Beneficiary’s Full Name:

Account Number:

Branch Number:

Name of Bank:

Number of Bank:

Bank Address:

                                 (Include Zip Code)

Bank ABA

Number:

Swift Number:

IBAN Number:

Intermediary Bank name, if applicable:

Swift Code, if applicable:

In case of an individual — I.D. number (or Passport number):

In case of an entity — Registration number:

Date of birth or incorporation

date:

Bank Contact Person

Name:

Bank Contact Telephone

Number:

SPECIAL PAYMENT INSTRUCTIONS

Please include a $50 check made payable to American Stock Transfer and Trust Company, LLC.

SPECIAL PAYMENT INSTRUCTIONS

Complete ONLY if the check is to be issued in a name which differs from the name to which your Shares are registered. Issue to:

Name:

Address:

(Please see instructions regarding signature guarantee)

SPECIAL DELIVERY INSTRUCTIONS Complete ONLY if check is to be mailed to some address other than the address reflected above. Mail to: Name: Address:

(Please see instructions regarding signature guarantee)

IMPORTANT — SIGN HERE (U.S. Holders Please Also Complete the Enclosed IRS Form W-9) (Non-U.S. Holders Please Obtain and Complete IRS Form W-8BEN or Other Applicable IRS Form W-8)

(Signature(s) of Stockholder(s))

Dated:                     , 2016

(Must be signed by registered owner(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered owner(s) by documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title. For information concerning signature guarantees, see instructions regarding signature guarantee.)

Name(s):
(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security No.:

GUARANTEE OF SIGNATURE(S) (For use by Eligible Institutions only; see instructions regarding signature guarantee)

Name of Firm:

(Include Zip Code)

Authorized Signature:

Name:

(Please Type or Print)

Area Code and Telephone Number:

Dated: , 2016

Place medallion guarantee in space below:

INSTRUCTIONS REGARDING SIGNATURE GUARANTEE

Guarantee of Signatures. All signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered owner(s) of Shares tendered herewith and such registered owner has not completed the box titled “Special Payment Instructions” or the box titled “Special Delivery Instructions” on this Letter of Transmittal or (b) if such Shares are tendered for the account of an Eligible Institution.

TAX INFORMATION

Form W-9

To prevent backup withholding on payments that are made to a United States stockholder with respect to Shares tendered pursuant to the Offer, the stockholder is required to notify the Depositary of such stockholder’s correct Taxpayer Identification Number (“TIN”) by completing Form W-9 certifying, under penalties of perjury, (i) that the TIN provided on Form W-9 is correct (or that such stockholder is awaiting a TIN), (ii) that such stockholder is not subject to backup withholding because (a) such stockholder has not been notified by the IRS that such stockholder is subject to backup withholding as a result of a failure to report all interest or dividends, (b) the IRS has notified such stockholder that such stockholder is no longer subject to backup withholding or (c) such stockholder is exempt from backup withholding, and (iii) that such stockholder is a U.S. person.

What Number to Give the Depositary

If such stockholder is an individual, the TIN is such stockholder’s social security number. If such stockholder is not an individual, the TIN is such stockholder’s employer identification number. If the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the stockholder should write “Applied For” in Part I, sign and date the Form W-9. Notwithstanding that “Applied For” is written in Part I, the Depositary will withhold 28% of all payments of the purchase price to such stockholder until a TIN is provided to the Depositary. Such amounts will be refunded to such surrendering stockholder if a TIN is provided to the Depositary within 60 days. We note that your Form W-9, including your TIN, may be transferred from the Depositary to the Paying Agent, in certain circumstances.

Please consult your accountant or tax advisor for further guidance regarding the completion of IRS Form W-9, IRS Form W-8BEN, or another version of IRS Form W-8 to claim exemption from backup withholding, or contact the Depositary.

PAYER’S NAME:    AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN) and Certification	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number OR Employer Identification Number
Part 2 — FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (See Page 2 of enclosed Guidelines)

Part 3 — Certification Under Penalties of Perjury, I certify that:

(1)    The number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me),

(2)    I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding and

(3)    I am a U.S. person (including a U.S. resident alien).

Part 4 — Awaiting TIN ☐

Certification instructions — You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE                                                                        DATE

NAME

ADDRESS

CITY                                   STATE                                  ZIP CODE

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU

CHECK THE BOX IN PART 4 OF SUBSTITUTE FORM W-9

PAYER’S NAME: American Stock Transfer & Trust Company, LLC

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number before payment is made, a portion of such reportable payment will be withheld.

Signature	Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT MADE TO YOU PURSUANT TO THE TENDER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:		Give the SOCIAL SECURITY number of —
1.	An individual’s account	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3.	Husband and wife (joint account)	The actual owner of the account or, if joint funds, the first individual on the account (1)

4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

5.	Adultand minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)

6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)

7.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

For this type of account:		Give the EMPLOYER IDENTIFICATION number of —
8.	Sole proprietorship account	The owner(4)

9.	A valid trust, estate or pension trust	The legal entity(5)

10.	Corporate account	The corporation

11.	Religious, charitable, or educational organization account	The organization

12.	Partnership account held in the name of the business	The partnership

13.	Association, club, or other tax-exempt organization	The organization

14.	A broker or registered nominee	The broker or nominee

15.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(4)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).
(5)	List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

Payees specifically exempted from backup withholding include:

•	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•	The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

•	An international organization or any agency or instrumentality thereof.

•	A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the United States, the District of Colombia, or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended.

•	A middleman known in the investment community as a nominee or custodian.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A foreign central bank of issue.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041,6041A, 6045, 6050A and 6050N.

Privacy Act Notice. — Section 6109 requires most recipients of dividend, interest, or certain other income to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

(2) Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers. — If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

The Depositary for the Offer to Purchase is:

If delivering by mail: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

Any questions or requests for assistance may be directed to the Information Agent at its telephone numbers listed below. Requests for additional copies of this Letter of Transmittal may be directed to the Information Agent at its telephone numbers listed below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is: American Stock Transfer & Trust Company,

Phone: (877) 248-6417 or (718) 921-8317